EXHIBIT 10.74

                      PURCHASE AND SALE OF ASSETS AGREEMENT

      THIS PURCHASE AND SALE OF ASSETS AGREEMENT (the "Agreement") is executed and delivered as of December 31, 1998, between MESA PROCESSING, INC., a Texas corporation ("Buyer"), THOMAS B. BLANTON, the sole shareholder of Buyer ("T. Blanton"), and U S LIQUIDS OF TEXAS, INC., a Texas corporation ("Seller").
                             W I T N E S S E T H:

      WHEREAS, Seller owns certain assets relating to the operation of its fats and oils (including yellow and brown grease) collection, transportation, processing and marketing business in the State of Texas and elsewhere (the "Business"); and

      WHEREAS, a portion of the assets of the Business relating to the marketing and distribution of yellow and brown grease (the "Marketing Segment") were acquired from T. Blanton and certain of his affiliates by Seller in 1997, and T. Blanton has continued to manage such Marketing Segment of the Business on behalf of Sellers; and

      WHEREAS, as part of the Marketing Segment of the Business, Seller owns certain improved real property located at 3701 North Grove Street, Fort Worth, Texas, consisting of approximately 3.5 acres (the "Fort Worth Owned Property"), and Seller leases certain improved real property located at 419 Logan Street, Laredo, Texas, consisting of approximately one acre (the "Laredo Property") and certain office space located at 131 East Exchange, Suite 232, Fort Worth, Texas (the "Fort Worth Leased Property"); and

      WHEREAS, Buyer, an affiliate of T. Blanton, desires to purchase and acquire certain assets, properties and contractual rights of Seller used in connection with the Marketing Segment of the Business, and Seller desires to sell such assets, properties and contractual rights to Buyer, all in accordance with the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                 SALE OF ASSETS

      SECTION 1.1 DESCRIPTION OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, Seller does hereby grant, convey, sell, transfer and assign to Buyer the following assets, properties and contractual rights of Seller, wherever located, subject to the exclusions hereinafter set forth:

            (a) all real property interests (whether owned or leased) used or for use in the Marketing Segment of the Business (collectively, sometimes referred to herein as the

      "Real Property"), as specifically described on Schedule 1.1(a) hereto, and all improvements thereon;

            (b) all equipment used or for use in the operations of the Marketing Segment of the Business listed on Schedule 1.1(b) attached hereto and made a part hereof (the "Equipment");

            (c) all of the motor vehicles (whether owned or leased) used or for use primarily in the Marketing Segment of the Business, and all radios, attachments, accessories and materials handling equipment now located in or on such motor vehicles (the "Rolling Stock"), as the same are listed and more completely described by manufacturer, model number and model year on Schedule 1.1(c), attached hereto and made a part hereof;

            (d) the accounts receivable relating to the Marketing Segment of the Business as of the Effective Date (hereinafter defined) set forth on
      Schedule 1.1(d) attached hereto and made a part hereof (as may be amended pursuant to Section 2.2 hereof);

            (e) all of Seller's rights with respect to its customers arising out of the Marketing Segment of the Business (the "Customer Accounts"); a listing of all Customer Accounts is set forth on Schedule 1.1(e) attached hereto and made a part hereof;

            (f) all of Seller's inventory of finished yellow and brown grease products (i) in transit between one of Seller's processing facilities located in Houston, Dallas, the Rio Grande Valley or San Antonio and Seller's customers, and (ii) in transit purchases from third party facilities with , respect to the Marketing Segment of the Business as of the Closing Date, which inventory is listed on Schedule 1.1(f) (the "Inventory");

            (g) to the extent transferable, all permits, licenses, franchises, consents and other approvals relating exclusively to the Marketing Segment of the Business set forth on Schedule 1.1(g) (the "Permits") attached hereto and made a part hereof, true and complete copies of which are attached to Schedule 1.1(g);

            (h) all contractual rights and obligations relating exclusively to the Marketing Segment of the Business, including without limitation, all employment contracts, leases, supply and other contracts to which Seller is a party or by which Seller is bound, a list of which contracts is set forth on Schedule 1.1(h) attached hereto and made a part hereof;

            (i) all of Seller's existing documents, files and other material related exclusively to all current or past customers of the Marketing Segment of the Business;

            (j) all of Seller's railcar leases relating exclusively to the Marketing Segment of the Business; and

            (k) all of Seller's right, title and interest, if any, in and to shares of stock in Grasas Alimenticias Premezciadas, S.A. de C.V., a company organized and existing in

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
      the Republic of Mexico, and Mesa International, Inc., a company organized and existing in Barbados.

All  of  the  foregoing   assets,   properties  and  contractual   rights  are
hereinafter sometimes collectively called the "Assets."

      SECTION 1.2 EXCLUDED ASSETS. The parties agree that there shall be excluded from the Assets the following which are not being sold to Buyer pursuant to this Agreement ( the "Excluded Assets"): (a) all cash (including petty cash) on hand and on deposit of Sellers; (b) all real property (whether owned or leased), other than the Real Property; (c) all accounts receivable of Sellers other than the Accounts Receivable as of the Effective Date (hereinafter defined); (d) all contracts and contract rights and obligations of Seller (whether oral or in writing) other than the Customer Accounts and any other contracts expressly assigned to Buyer hereunder, (e) all commitments, lists, leases, permits, licenses, consents, approvals, franchises and other instruments not relating to the Customer Accounts or the Marketing Segment of the Business, or not legally assignable to Buyer; (f) all computer hardware, software and peripheral equipment of Sellers, whether or not relating to the Marketing Segment of the Business, other than the items listed on Schedule 1.1(b) hereto,
(g) all items of inventory in any collection or processing facility of Seller or which is en route to any such collection or processing facility, (h) all motor vehicles of Seller that are not Rolling Stock; (i) all other assets and property, real or personal, tangible or intangible, not listed or referred to in
Section 1.1 hereof as expressly assigned to Buyer hereunder, and (j) all of the specific assets and property set forth on Schedule 1.2 hereof.

      SECTION 1.3 ASSUMPTION OF OBLIGATIONS. Buyer agrees to assume and perform all of Seller's contractual obligations related to the Customer Contracts, the employees and all other assumed contracts listed on Schedule 1.1 (h), to the extent, and only to the extent, such obligations first mature and are required to be performed after the close of business on the Closing Date.

                                   ARTICLE II

                                 PURCHASE PRICE

      SECTION 2.1 PURCHASE PRICE.

            (a) Buyer shall pay to Seller for the Assets the sum of $1,703,129.00, which sum is subject to adjustment in accordance with
      Section 2.2 hereof (the "Purchase Price").

            (b) The Purchase Price shall be payable on the Closing Date as follows:
                   (i) Buyer and T. Blanton, as guarantor, shall execute and deliver a promissory note in favor of Seller in the principal amount of $1,078,222.00, payable on or before March 10, 1999, in substantially the form attached hereto as EXHIBIT A;

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
                  (ii) Buyer and T. Blanton, as guarantor, shall execute and deliver a second promissory note (together with the note in Section 2.1(b)(i), collectively referred to as the "Notes") in favor of Seller in the principal amount of $624,907.00, in substantially the form attached hereto as EXHIBIT B.

                  (iii) Payment of the Notes shall be secured by a pledge (the
                        "Pledge") from T. Blanton of U S Liquids Inc. stock having a value on the Closing Date of 125% of the Principal Amount, determined by using the closing price of the Parent Stock, as reported in the WALL STREET JOURNAL, and the terms and provisions of which Pledge shall be substantially in the form attached hereto as EXHIBIT C.

      SECTION 2.2 ADJUSTMENTS TO PURCHASE PRICE. The parties agree that promptly following the Closing, the Accounts Receivable and the inventory of the Seller relating to the Marketing Segment of the Business shall be audited by Arthur Andersen L.L.P., Seller's independent auditors. In the event that the audit reflects that the Accounts Receivable balance as of the Closing Date is greater or less than $1,078,222.00, the parties agree to adjust the Note referred to in
Section 2.1(b)(i) above up or down to reflect the full audited amount of such Accounts Receivable. In the event that the audit reflects that the inventory balance as of the Closing Date is greater or less than $258,907.00, the parties agree to adjust the Note referred to in Section 2.1(b)(ii) above up or down by the difference between $258,907.00 and the audited inventory balance. Each party agrees to promptly and diligently take all actions necessary to effect the foregoing adjustments to the Purchase Price, including without limitation the preparation and execution of revised Notes as contemplated in this Section 2.2.
                                   ARTICLE III

                                     CLOSING

      SECTION 3.1 TIME AND PLACE OF CLOSING. Unless the parties otherwise agree, this transaction shall be closed simultaneously with the execution and delivery of this Agreement and the other documents and instruments referred to in this
Article III (the "Closing"). The Closing shall take place at a location mutually acceptable to Buyer and Seller.

      SECTION 3.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Buyer, all duly executed:

            (a) a General Conveyance, Assignment, Assumption and Bill of Sale, in form and substance substantially as set forth on EXHIBIT D (the "Bill of Sale");

            (b) a fully executed and acknowledged Special Warranty Deed, in form and substance substantially as set forth on EXHIBIT E;

            (c) an executed Supply Agreement (as defined in Section 4.2);

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
            (d) motor vehicle Certificates of Title and/or registrations to the Rolling Stock, properly endorsed to Buyer;

            (f) fully executed consents to the assignment of the Customer Accounts set forth on Schedule 1.1(e), if any;

            (g) a certified copy of the resolutions of the shareholders and directors of Seller authorizing the execution of this Agreement, the sale of the Assets to Buyer, and the consummation of the transactions contemplated herein, along with an incumbency certificate of Seller; and

            (h) such other separate instruments of sale, assignment or transfer reasonably required by Buyer.

      SECTION 3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller, all duly executed:

            (a)   duly  executed  Notes  comprising  the  price  set  forth in
      Section 2.1(a) and (b);

            (b)   an executed Bill of Sale;

            (c)   a duly executed Pledge Agreement;

            (d) an executed Supply Agreement.

            (e) a certified copy of the resolutions of the shareholders and directors of Buyer authorizing the execution of this Agreement, the purchase of the Assets from Seller, and the consummation of the transactions contemplated herein, along with an incumbency certificate of Buyer;

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
                                   ARTICLE IV

                                    COVENANTS

      SECTION 4.1 TRANSITION. Seller will not take any action that is designed or intended to have the effect of discouraging any customer or business associate of Seller from maintaining the same business relationships with Buyer after the Closing that it maintained with Seller before the Closing. The covenant set forth in this Section 4.1 shall survive the Closing and the transfer of the Assets.

      SECTION 4.2 SUPPLY AGREEMENT. Buyer and Seller shall, contemporaneously with the Closing, enter into an agreement for the supply of yellow and brown grease processed by Seller at certain of its facilities, which agreement shall be substantially in the form attached hereto as EXHIBIT F.

      SECTION 4.3 EMPLOYEES. Buyer agrees to offer employment to all of the employees of Seller set forth on Schedule 5.1(i) at substantially the same level compensation and benefits as was provided by Seller. All such employees of Seller shall be terminated by Seller as of the Closing Date. Prior to such termination, Buyer shall indemnify Seller and promptly reimburse Seller for any and all costs or obligations it may incur as a result of the termination of such employees.

      SECTION 4.4 GUARANTY. T. Blanton hereby absolutely and unconditionally guaranties the full and faithful performance by Buyer of all of its obligations under this Agreement, including without limitation, the obligations of Buyer under Section 4.3 and Article VIII hereof. In the event that Buyer fails to promptly perform when due any obligation arising under Section 8.4 of the Asset Purchase Agreement, Seller shall provide written notice of such non-performance to T. Blanton, and, without the necessity of Seller taking any further action to collect or enforce the performance of such obligation, T. Blanton shall promptly pay or perform such obligations on behalf of Buyer.
                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF SELLER

      SECTION 5.1 Seller represents and warrants to Buyer that as of the Closing
Date:

            (a) CORPORATE ORGANIZATION. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas.

            (b) AUTHORITY. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Seller with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, the articles of incorporation or bylaws of Seller, or any instruments or other agreement to which Seller are a party or by which Seller are bound. This Agreement constitutes a valid obligation of Seller enforceable against Seller

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
      in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

            (c) EQUIPMENT. Listed on Schedule 1.1(b) hereto is a complete and accurate list of all equipment used or for use exclusively in connection with the Marketing Segment of the Business.

            (d) ROLLING STOCK. Listed on Schedule 1.1(c) hereto is a complete and accurate list of all Rolling Stock used or for use exclusively in connection with the Marketing Segment of the Business.

            (e) CUSTOMER ACCOUNTS. Listed on Schedule 1.1(e) hereto is a listing of the Customer Accounts as of the date hereof.

            (f) TITLE TO REAL PROPERTY. Seller has good title or leasehold interest, as the case may be, to the Real Property, except for any encumbrances on title which would be shown by a current survey undertaken by a registered surveyor or on a commitment for owner's title insurance commitment on Real Property ("Permitted Encumbrances"). At the Closing, Seller shall convey and warrant good title to the owned Real Property by, through and under the Seller, and not otherwise.

            (g) TITLE TO THE PERSONAL PROPERTY. Seller has good and marketable title to all of the Assets constituting personal property, free and clear of all liens, encumbrances, security interests, equities or restrictions whatsoever, and by virtue of the grant, conveyance, sale, transfer, and assignment of the Assets hereunder, Buyer shall receive good and marketable title to all of the Assets constituting owned personal property, free and clear of all liens, encumbrances, security interests, equities or restrictions whatsoever.

            (i) EMPLOYEES. Attached as Schedule 5.1(i) hereof is a complete list of all employees of Seller relating primarily to the Marketing Segment of the Business and their respective rates of compensation (including a breakdown of the portion thereof attributable to salary, bonus and other compensation, respectively) as of the date of Closing.

      SECTION 5.2 DISCLAIMER OF WARRANTIES. Except for the representations and warranties of Seller expressly set forth in this Agreement, (i) Seller makes no warranties, express or implied, with respect to the quality, design, physical condition, fitness for a particular purpose or capacity of any of the Real Property or the Assets; (ii) all such Real Property and Assets are being transferred to the Buyer "AS IS" and "WITH ALL FAULTS" in the condition existing on the closing date; and (iii) THE SELLER EXPRESSLY DISCLAIMS AND NEGATES TO THE BUYER AND ALL THIRD PARTIES ANY AND ALL WARRANTIES CONCERNING SUCH ASSETS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION (A) ANY WARRANTY OF QUALITY, CONDITION OR

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MERCHANTABILITY; (B) ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; OR (C)
ANY WARRANTY OF HABITABILITY.

      SECTION 5.3 SURVIVAL. Each of the representations and warranties set forth in this Article V shall survive the Closing and the transfer of the Assets.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF BUYER

      SECTION 6.1. Buyer and T. Blanton, jointly and severally, represent and warrant to Seller that as of the Closing Date:

      (a) CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

      (b) AUTHORIZATION. Buyer has all requisite corporate power and corporate authority to enter into this Agreement, perform its respective obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Buyer with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, Buyer's Articles of Incorporation or Bylaws or any other agreement or instrument to which Buyer is a party or by which Buyer is bound. All necessary corporate action has been taken by Buyer with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid obligation of Buyer enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

      (c) ORDINARY COURSE OPERATION. The Marketing Segment of the Business, which has been managed by T. Blanton on behalf of Seller since June, 1997, has to the knowledge of Buyer and T. Blanton, not undertaken or engaged in any activities which were not in the ordinary course of such business operations.

      (d) PURCHASES OF INVENTORY. Except as set forth on Schedule 6.1(d), the Marketing Segment of the Business, which has been managed by T. Blanton on behalf of Seller, has not made or engaged in any purchases of fats or oils products from third parties with respect to which payables are not or were not generated and reflected on the books of Sellers.

      (e) NO KNOWN BREACHES. Buyer and T. Blanton are not aware of any facts or circumstances that are not disclosed by Seller in the schedules to this Agreement, and which, by virtue of such nondisclosure, would result in or could be construed as a breach of any of the representations and warranties made by Seller herein.

      SECTION 6.2 SURVIVAL. Each of the representations and warranties set forth in this Article VI shall survive the Closing and the transfer of the Assets.

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                                   ARTICLE VII

                                 NONCOMPETITION

      SECTION 7.1 NONCOMPETITION COVENANTS. In consideration for the purchase and sale of the Assets, Buyer and T. Blanton, jointly and severally, agree that for a period of five years following the date of Closing, neither of them shall directly or indirectly, through a subsidiary or affiliate (including, without limitation, through family members of T. Blanton), without the prior express written consent of Seller:

            (i) engage, whether as a corporation on its own account, or as an officer, director, shareholder, owner, partner, joint venturer, investor, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the business of: siting, developing, constructing, permitting or operating a facility for the processing, treatment or disposal of hazardous or non-hazardous liquid waste and/or products (including, without limitation, waste oil, waste water, yellow grease, brown grease, grease trap waste, grit trap waste and oil contaminated water); cleaning or maintenance of industrial tanks or storage containers used for the collection or storage of any such materials; and transportation, collection or processing of any such materials, in each case within the United States of America (the "Territory");

            (ii) call upon any person who is, at that time, within the Territory, an employee of Seller in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Seller;

            (iii) call upon any person or entity which is, at that time, or which has been, within two years prior to that time, a customer of Seller or Buyer, as the case may be, within the Territory for the purpose of soliciting contracts or business with such customer for the siting, developing, constructing, permitting or operating a facility for the processing, treatment or disposal of hazardous or non-hazardous liquid waste and/or products (including, without limitation, waste oil, waste water, yellow grease, brown grease, grease trap waste, grit trap waste and oil contaminated water); cleaning or maintenance of industrial tanks or storage containers used for the collection or storage of any such materials; and transportation, collection or processing of any such materials, in each case within the Territory;

            (iv) call upon any prospective acquisition candidate, on their own behalf or on behalf of any competitor, which candidate was either called upon by Seller or T. Blanton, or for which Seller or T. Blanton made an acquisition analysis for Seller;

            (v) disclose the identity of Seller's customers, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever; or

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
            (vi) promote or assist, financially or otherwise (including, without limitation, lending, guaranteeing loans or otherwise providing financial assurance in any way), any person, firm, partnership, corporation or other entity whatsoever to do any of the above.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Buyer or T. Blanton from (i) acquiring as an investment not more than one percent of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter, (ii) engaging in the marketing and distribution of processed yellow or brown grease, or other fat or oil products in any location, or (iii) engaging in any of the activities described in Schedule 7.1 attached hereto, which schedule may be amended from time to time by mutual agreement of the parties.

      SECTION 7.2 INJUNCTIVE RELIEF. Because of the difficulty of measuring economic losses to Seller as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to Seller for which it would have no other adequate remedy, Buyer and T. Blanton agree that, in the event of breach by any of them of the foregoing covenant, the covenant may be enforced by Seller by, without limitation, injunctions and restraining orders.

      SECTION 7.3 REASONABLENESS OF COVENANTS. It is agreed by the parties that the foregoing covenants in this Article VII impose a reasonable restraint on Buyer and T. Blanton in light of the activities and business of the Seller on the date of the execution of this Agreement and future plans of the Seller.

      SECTION 7.4 SEVERABILITY OF COVENANTS. The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenants. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      SECTION 7.5 INDEPENDENT COVENANTS. All of the covenants in this Article VII shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Buyer or T. Blanton against Seller, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Seller of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation any time during which Buyer or T. Blanton are in violation of any provision of this Article VII and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment brought by any person, whether or not a party to this Agreement, in which action Seller seeks to enforce the agreements and covenants of Buyer or T. Blanton, or in which any person contests the validity or such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

      SECTION 7.6 MATERIALITY. Buyer and T. Blanton hereby agree that the foregoing noncompetition covenants are a material and substantial part of this transaction, and that, but for

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such covenants, Seller would not be willing to consummate the sale of the Assets and the other transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      SECTION 8.1 INDEMNIFICATION BY SELLER. Notwithstanding investigation at any time made by or on behalf of Buyer, Seller agrees to defend, indemnify and hold harmless Buyer, its officers, shareholders, directors, divisions, subdivisions affiliates, parent, employees, agents, successors, assigns and the Assets from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result, either before or after the date of this Agreement, from:

      (a) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement;

      (b) failure of Seller duly to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

      (c) liability of Seller imposed upon Buyer for the conduct of the Business by the Seller prior to the Closing;

      (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in this Section 8.1 had been satisfied.

      Buyer shall be deemed to have suffered such loss, claim, action, cause of action, damage, liability, expense or other cost, or to have paid or to have become obligated to pay any sum on account, of, the matters referred to in subparagraphs (a) -(d) of this Section 8.1 if the same shall be suffered, paid or incurred by Buyer or any parent, subsidiary, affiliate, or successor of Buyer. The amount of the loss, claim, action, cause of action, damage, liability, expense or other cost deemed to be suffered, paid or incurred by Buyer shall be an amount equal to the loss, claim, action, cause of action, damage, liability, expense or other cost suffered, aid or incurred by such parent, subsidiary, affiliate, or successor.

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      SECTION 8.2 INDEMNIFICATION BY BUYER. Notwithstanding investigation at any time made by or on behalf of Seller, Buyer and T. Blanton, jointly and severally, agree to defend, indemnify and hold harmless Seller, its officers, shareholders, directors, divisions, subdivisions affiliates, parent, employees, agents, successors, assigns and the Assets from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result, either before or after the date of this Agreement, from:

            (a) inaccuracy in or breach of any representation or warranty made by Buyer and/or T.
      Blanton in this Agreement;

            (b) failure of Buyer or T. Blanton duly to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

            (c) liability of Buyer or T. Blanton imposed upon Seller for the conduct of the Business by the Buyer or T. Blanton following the Closing;

            (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in this Section 8.2 had been satisfied.

      Seller shall be deemed to have suffered such loss, claim, action, cause of action, damage, liability, expense or other cost, or to have paid or to have become obligated to pay any sum on account, of, the matters referred to in subparagraphs (a) -(d) of this Section 8.2 if the same shall be suffered, paid or incurred by Seller or any parent, subsidiary, affiliate, or successor of Seller. The amount of the loss, claim, action, cause of action, damage, liability, expense or other cost deemed to be suffered, paid or incurred by Seller shall be an amount equal to the loss, claim, action, cause of action, damage, liability, expense or other cost suffered, aid or incurred by such parent, subsidiary, affiliate, or successor.

      SECTION 8.3 PROCEDURE FOR INDEMNIFICATION. Promptly after a party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person" or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to this Agreement (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding (the "Notice"). The Notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party, after receipt of the Notice, shall defend and settle, at its own expense and by its own counsel, each such matter so long as the Indemnifying Party pursues the same diligently and in good faith and the claim does not involve injunction or equitable relief or involve criminal penalties. The Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or

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
control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense, provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has received the Notice, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. The foregoing notwithstanding, if the Indemnifying Party fails diligently to defend any such matter to which the Indemnified Party is entitled to indemnification hereunder or if the claim involves criminal penalties, the Indemnified Party may undertake such defense through counsel of its choice and at the Indemnifying Party's expense. In each case where the Indemnifying Party is obligated to pay the costs and expenses of the Indemnified Party, the Indemnifying Party shall pay the costs and expenses of the Indemnified Party as such costs and expenses are incurred. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim.

      SECTION 8.4 LIMITATIONS ON INDEMNIFICATION; TIME LIMITS FOR CLAIMS.

      (a) Buyer shall not be entitled to assert any claim for indemnification under this Article VIII unless and until such time as all claims of Buyer for indemnification hereunder exceed $20,000 in the aggregate, at which time any and all claims of Buyer for indemnification, in excess of $20,000, may be asserted. Seller shall not be liable under this Article VIII for aggregate losses in excess of the amount of the Purchase Price.

      (b) No claim for indemnification may be made by any indemnified party in respect of indemnifiable losses unless written notice thereof shall have been received by the indemnifying party on or prior to two years after the date hereof.

      SECTION 8.5 REMEDIES; DEFAULT; NOTICE AND CURE. Except in the case of fraud or intentional misrepresentation, indemnification pursuant to this Article VIII is the sole and exclusive remedy of the parties after the Closing for matters arising out of the representations, warranties, covenants and agreements of Seller or Buyer set forth in this Agreement (without limiting the rights of the parties under any other agreement), except as otherwise expressly provided in Section 7.2. No party shall be deemed in breach of its obligations hereunder unless it has received written notice from the other party of noncompliance with a term or provision of this Agreement specifying the specific item of noncompliance and the defaulting party has failed to cure such noncompliance within ten (10) days after receipt of such notice; provided, however, that if the nature of such default is such that it cannot be cured solely by the payment of money and that more than 10 days may be reasonably required to effect a cure, then the defaulting party

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
shall not be deemed to be in default if such party shall commence such cure within such 10 day period and thereafter diligently and in good faith prosecutes such cure to successful completion.

                            ARTICLE IX

                             GENERAL

      SECTION 9.1 FURTHER ASSURANCE. From time to time after the Closing, each of the parties will, without further consideration, execute and deliver such other instruments of conveyance and transfer, and take such other action as the other party may reasonably request: (i) to more effectively convey, transfer to and vest in Buyer and to put Buyer in possession of the Assets to be transferred hereunder, and in the case of contracts and rights, if any, which cannot be transferred to Buyer effectively without the consents of third parties, to endeavor to obtain such consents promptly, and if any be unobtainable, to use reasonable efforts to provide Buyer with the benefits thereof in some other manner; and (ii) to more effectively transfer to Seller the consideration identified herein.

      SECTION 9.2 WAIVER. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      SECTION 9.3 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      SECTION 9.4 NOTICE. All notices or communications required or permitted under this Agreement shall be given in writing and served either by personal delivery, overnight courier or by deposit in the United States mail and sent by first class registered or certified mail, return receipt requested, postage prepaid:

            If to the Seller:

            U S Liquids of Texas, Inc.
            411 N. Sam Houston Parkway East
            Houston, TX  77060
            Attn: W. Gregory Orr

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
            With a copy to:

            Jared D. Nielsen, Esq.
            440 Benmar, Suite 2090
            Houston, TX  77060

            If to Buyer:

            Mesa Processing, Inc.
            P.O. Box 4247
            Ft. Worth, TX 76164
            Attn: Thomas Blanton

            with a copy to:

            Frank R. Jelinek, Esq.
            801 E. Abram
            Suite 102
            Arlington, TX 76010

Notice shall be deemed given and effective the day personally delivered, the day after bing sent by overnight courier, subject to signature verification, and three days after deposit in the U.S. mail as provided above, or when actually received, if earlier. Either party may change the address for notices or communications to be given to it by written notice to the other party given as provided in this Section.

      SECTION 9.5 ENTIRE AGREEMENT. This Agreement, the Schedules hereto and the other agreements referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

      SECTION 9.6 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, legal representatives, successors and permitted assigns.

      SECTION 9.7 EXPENSES OF TRANSACTION. Seller shall pay all costs and expenses incurred by Seller in connection with this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of Seller's attorneys and accountants and will make all necessary arrangements so that the Assets will not be charged with or diminished by any such cost or expense. Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and thereby, including without limitation, the fees and expenses of its attorneys and accountants.

      SECTION 9.8 BROKER'S COMMISSION. Seller represents and warrants to Buyer and Buyer represents and warrants to Seller that the warranting party has had no dealing with any dealer, broker or agent so as to entitle such dealer, broker or agent to a commission or fee in connection with the sale of the Assets to Buyer. If for any reason any commission or fee shall become due, the party dealing with such dealer, broker or agent shall pay such commission or fee and agrees to indemnify and save the other party harmless from all claims for such commission or fee and from all attorneys' fees, litigation costs and other expense relating to such claim.

      SECTION 9.9 MODIFICATION; REMEDIES CUMULATIVE. This Agreement may not be changed, amended, terminated, augmented, rescinded or otherwise altered, in whole or in part, except by a writing executed by all of the parties hereto. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      SECTION 9.10 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      SECTION 9.11 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                          BUYER:

                                          MESA PROCESSING, INC.




                                          By:______________________________
                                             THOMAS B. BLANTON, President

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
                                          T. BLANTON



                                          _________________________________
                                          THOMAS B. BLANTON



                                          SELLER:

                                          U S LIQUIDS OF TEXAS, INC.




                                          By:______________________________
                                             SEAN KELLEY, Vice President

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